UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on December 1, 2011 with the Securities and Exchange Commission (the “Original 8-K”) by Provident Financial Holdings, Inc. (“Corporation”) solely for the purpose of disclosing the determination of the Corporation’s Board of Directors with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(d)       At the Annual Meeting of Shareholders (“Annual Meeting”) of the Corporation held on November 29, 2011, the Corporation’s Board of Directors (the “Board of Directors”) recommended that the Corporation’s future advisory votes on executive compensation should be held every year. Consistent with the Board of Director’s intention set forth in the Corporation’s definitive proxy statement for the 2011 annual meeting of shareholders and in light of the voting results with respect to Proposal 3 discussed in the Original 8-K, the Board of Directors determined to hold an annual shareholder advisory vote to approve the compensation of the Corporation’s named executive officers, commencing with its 2012 annual meeting of shareholders, and continuing thereafter until such time that the frequency vote is next presented to shareholders or until the Board of Directors determines that a different frequency is in the best interest of the Corporation and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2012	Provident Financial Holdings, Inc.

/s/ Donavon P. Ternes
Donavon P. Ternes
President, Chief Operating and
Chief Financial Officer